EXHIBIT 8.1

Our Subsidiaries

The following information is related to our subsidiaries as of the date of this annual report:

Subsidiary	Jurisdiction of incorporation	Name under which the subsidiary does business
Banco Supervielle S.A.	Argentina	Supervielle
IUDÚ Compañia Financiera S.A.	Argentina	IUDÚ
Tarjeta Automática S.A.	Argentina	Carta Automática, IUDÚ
Supervielle Seguros S.A.	Argentina	Supervielle Seguros
Supervielle Asset Management S.A. Sociedad Gerente de Fondos Comunes de Inversión S.A.	Argentina	Supervielle Asset Management
Espacio Cordial de Servicios S.A.	Argentina	Cordial
Micro Lending S.A.U.	Argentina	MILA, IUDÚ Car
InvertirOnline S.A.U.	Argentina	IOL invertironline
InvertirOnline.com Argentina S.A.U. (renamed as “Portal Integral de Inversiones S.A.U.” with registration pending)	Argentina	IOL invertironline
Supervielle Productores Asesores de Seguros S.A.	Argentina	Supervielle Broker de Seguros
Supervielle Agente de Negociación S.A.U.	Argentina	N/A
Bolsillo Digital S.A.U.	Argentina	BOLDI
Easy Cambio S.A.	Argentina	N/A
Sofital S.A.F. e I.I.	Argentina	N/A
IOL Holding S.A.	Uruguay	N/A
IOL Agente de Valores S.A.	Uruguay	N/A